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                                                                  EXHIBIT 10.19

                          COMMERCIAL BUILDING LEASE


     THIS COMMERCIAL BUILDING LEASE, (this "Lease") is made as of this _____ day of June, 1995, by and between ILLINOIS BELL TELEPHONE COMPANY, an Illinois corporation, d/b/a AMERITECH ILLINOIS (hereinafter referred to as the "Landlord") and NORTH SHORE COMMUNITY BANK & TRUST COMPANY, an Illinois State banking association (hereinafter sometimes referred to as the "Tenant") who mutually covenant and agree as follows:

                                       I.

                                 GRANT AND TERM

     1.0 Grant. Landlord, for and in consideration of the rents herein reserved and the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, that portion of certain real estate commonly known as 794 Oak Street in Winnetka, Illinois (the "Building"), as depicted in Exhibit A attached hereto; consisting of Eight Hundred Fifty-Five (855) rentable square feet of the Building on the first floor, as depicted on the floor plan attached hereto as Exhibit B-1 and Three Thousand Two Hundred Seventy Seven (3,277) rentable square feet of the building on the second floor, as depicted on the floor plan attached hereto as Exhibit B-2 together with all appurtenances belonging to or in any way pertaining to the said premises (such real estate, improvements and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as "Leased Premises").

     1.1 Term. The term of the Lease shall commence on the first day of the second month following the satisfaction of the Conditions Precedent, as that term is defined in Article XXII herein, (hereinafter sometimes referred to as the "Commencement Date") and shall end on the tenth (10th) anniversary of the Commencement Date, (the "Initial Term"), unless sooner terminated or extended as herein set forth.

     1.2 Renewal Options. Tenant shall have two (2) successive options to extend the term of this Lease for five (5) years each (each a "Renewal Term"), on the same terms and conditions as contained herein, except in respect of rent, the terms of which shall be as negotiated by Landlord and Tenant based upon prevailing market rental rates for comparable real estate in the Winnetka, Illinois area outside of the overlay district. However, in no event shall the rent be less than the rent effective on the last day of the Initial Term or the Renewal Term, as the case may be. Each such option may be exercised by written notice from Tenant to Landlord not later than sixty (60) days prior to the end of the Initial Term or Renewal Term, as the case may be.




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     1.3 Termination Option.  Both parties shall have the right to terminate the lease at any time after the seventh year of the term, including during Renewal Terms by giving the other party no less than twelve
(12) months written notice.

                                       II.

                                   POSSESSION

     2.0 Possession. Landlord shall deliver possession of the Leased Premises to Tenant on or before the Commencement Date in their condition as of the execution and delivery hereof, reasonable wear and tear excepted.

                                      III.

                                    PURPOSE

     3.0 Purpose. The Leased Premises shall be used and occupied only for the operation of a general banking and trust business.

     3.1 Uses Prohibited. Tenant shall not use or occupy the Leased Premises, or permit the Leased Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto; or in any manner which would violate any certificate of occupancy affecting the same; or which would cause structural injury to the improvements (except for the Tenant's Work as hereinafter provided and defined); or cause the value or usefulness of the Leased Premises, or any part thereof, to diminish; or which would constitute a public or private nuisance or waste.

                                      IV.

                         BASE RENT AND ADDITIONAL RENT

     4.0 Rent. Beginning with the Commencement Date, Tenant shall pay to and upon the order of Landlord until otherwise notified in writing by Landlord, as rent for the Leased Premises, at such place or places as Landlord may designate in writing from time to time, and in default of such designation then at the office of the Landlord, as hereinafter provided, an annual base rental of Sixty Two Thousand Nine Hundred Seventy-Eight and No/100 Dollars ($62,978.00) payable monthly in advance in installments of Five Thousand Two Hundred Forty Eight and 17/100 Dollars ($5,248.17) each. Notwithstanding the foregoing, it is understood and agreed by and between the parties hereto that for the twelve
(12) month period commencing on the Commencement Date, and continuing on the first day of each and every anniversary date thereafter for each subsequent twelve (12) month period of the term of this Lease (each successive twelve (12) month period is hereinafter referred to as a "Lease Year"), the annual

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rental for the Leased Premises shall be increased to an amount equal to one hundred and four (104%) percent of the previous year's annual rental.

     4.1    Rent Abatement.  Tenant shall receive rent abatements as follows:

     (a) Cost of Moving "Maintenance Center". Tenant shall pay the cost, not to exceed $20,000.00, of moving Landlord's "Maintenance Center" which is currently located on the first floor, approximately where the teller stations are planned. Landlord shall choose the contractor to perform the work. Tenant's base rent shall be abated for the same amount Tenant is required to pay, not to exceed $20,000.00. Tenant will receive the base rent abatement, so long as Tenant has paid the moving cost, as of the Commencement Date, until the full moving cost which tenant has paid has been abated.

     (b) Tenant will receive base rent abatements for the first, second, third, and fourth years of the Term in the amounts of $7,000.00, $5,000.00, $3,000.00, and $1,000.00, respectively. The abatements will commence, amortized over the year to which the abatement relates, after the abatements described above in this paragraph 4.1
            (a) are satisfied.


     4.2 Additional Rent. In addition to the rent as provided for in Section 4.0, the Tenant shall pay to the Landlord the following (which collectively shall be referred to as the "Additional Rent"):

     (a) Tenant's Share, as that term is defined herein, of the Exterior Maintenance Expenses, as that term is defined in Section 5.0, and;

     (b) Tenant's Shares, as that term is defined herein, of the Impositions, as that term is defined in Section 6.0.

     4.3 Tenant's Share. The "Tenant's Share" of the Additional Rent shall be equal to 17.6% of the Additional Rent, which is based upon a fraction, the numerator of which is the Rentable Area square footage of the Leased Premises (which is agreed to be Four Thousand One Hundred Thirty-Two, (4,132) rentable square feet), and the denominator of which is the total Rentable Area square footage of the Building (which is agreed to be Twenty-Three Thousand Four Hundred Eighty-Four (23,484) rentable square feet).

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                                       V.

                         EXTERIOR MAINTENANCE EXPENSES

     5.0 Definition. The term "Exterior Maintenance Expenses" shall mean the actual direct costs attributable to the following items: Landscaping, snow removal, lawn care, sewer maintenance and repairs, if any, and any other expenses considered by Landlord to be necessary to the exterior maintenance of the building and grounds. This list is not intended to be complete, rather, should Landlord in future periods deem it necessary, other expenses shall be properly included.

Any increase in the Exterior Maintenance Costs will be capped at four percent (4%) annually, cumulatively.

     5.1 Payment of Exterior Maintenance Expenses. Within ninety (90) days of the commencement of each Lease Year, the Landlord shall provide the Tenant with its reasonable estimate of the cost of the Exterior Maintenance Expenses for that Lease Year. During each month of the Lease Year, Tenant shall pay to the Landlord one-twelfth (1/12) of the payments of the Exterior Maintenance Expenses for that Lease Year. If the actual cost of the Exterior Maintenance Expenses for any Lease Year are greater than originally anticipated by the Landlord, the Tenant shall, within thirty (30) days from its receipt of written verification for the basis for the excess Exterior Maintenance Expenses, pay to the Landlord the Tenant's Share of such Exterior Maintenance Expenses in a lump sum. If the actual Exterior Maintenance Expenses for any Lease Year are less than originally anticipated by the Landlord, the Landlord shall reimburse such additional amount to the Tenant within ninety (90) days from the expiration of any Lease Year in a lump sum. The Landlord agrees that the Tenant shall have reasonable access to its books and records to determine the actual cost of the Exterior Maintenance Expenses.

                                      VI.

                                  IMPOSITIONS

     6.0 Definitions. Tenant shall pay the Tenant's Share of all taxes and assessments, general and special, water rates and other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Building, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of this Lease, together with the Tenant's Share of all costs of any policy of insurance insuring the Building against such risks and in such amounts as may be deemed reasonably necessary by the Landlord (all of the aforesaid collectively referred to herein as the "Impositions"); provided, however, that the general taxes and insurance levied against the Leased

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Premises shall be prorated between Landlord and Tenant as of the Commencement
Date for the first year of the Lease term and as of the expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord's reasonable estimate thereof). Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years and Tenant shall be obligated to pay only those installments falling due during the term of this Lease.

     6.1 Payment of Impositions. Upon delivery by the Landlord to the Tenant of any bill attributable to any Imposition, the Tenant shall, within thirty
(30) days of its receipt of same, pay to the Landlord, the Tenant's Share of any such Imposition.

                                      VII

                                   INSURANCE

     7.0 Kinds and Amounts. Tenant shall procure and maintain, at its own cost and expense, policies of insurance for its property to be located at the Leased Premises against such risks and in such amounts which are deemed reasonably necessary by the Tenant. Upon request from Landlord, Tenant shall provide Landlord with evidence of insurance.

     7.1 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage, or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties of this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and
(b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, or required under this Lease to be so insured, then the parties so insured (or so required) hereby release the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof.
                                     VIII.

                             DAMAGE OR DESTRUCTION

     8.0 Tenant's Obligation to Rebuild. In the event of damage to, or destruction of, any improvements on the Leased Premises, or of the fixtures therein, by fire and other casualty, Tenant shall promptly, at its expense, repair, restore, or rebuild the same to the condition existing prior to the happening of such fire or other casualty. In the event of damage to, or destruction of,

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any portion of the Building which makes the Leased Premises untenantable, the
Landlord shall promptly, at its expense, repair, restore or rebuild the same to allow the Leased Premises to be used for its intended use by the Tenant. Rent shall be reduced or abated during the period of such repair, restoration, or rebuilding by an amount equal to that portion of the Leased Premises which are not tenantable, whether as a result of damage to the Leased Premises, or damage to the Building which makes the Leased Premises untenantable.

     8.1 Preconditions to Rebuilding. Before Tenant commences such repairing, restoration, or rebuilding involving an estimated cost of more than Twenty-Five Thousand Dollars ($25,000), plans and specifications therefore shall be submitted to Landlord for approval (which approval shall not be unreasonably withheld or delayed) and Tenant shall furnish to Landlord (a) an estimate of the cost of the proposed work; and (b) satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workmen's compensation insurance.

     8.2 Payment for Rebuilding. Provided that the insurer does not deny liability, as to the insureds, and provided Tenant is not then in default hereunder, all sums arising by reason of loss under the insurance referred to in subsection 8.0 which is attributable to the Leased Premises, shall be deposited with the Depositary (as hereinafter defined) to be available to Tenant for the work. Tenant shall deposit with the Depositary any excess cost of the work over the amount held by the Depositary as proceeds of the insurance within thirty (30) days from the date of the determination of the cost of the work by the Tenant's in accordance with subsection 8.1(a), or if the insurer has denied liability as to the insureds, or if Tenant is then in default hereunder, then Tenant shall deposit the full amount of the work with the Depositary. Tenant shall diligently pursue the repair or rebuilding of the improvements in a good and workmanlike manner using only quality workmen and materials. The Depositary shall pay out construction funds from time to time on the written direction of Tenant provided that the Depositary and Landlord shall first be furnished with waivers of lien, contractors, and subcontractors sworn statements and other evidence of cost and payments so that the Depositary can verify that the amounts disbursed from time to time are represented by completed and in place work and that said work is free and clear of possible mechanics liens. At all times the undisbursed balance remaining in the hands of Depositary shall be at least sufficient to pay for the cost of completion of the work free and clear of liens; any deficiency shall be paid into the Depositary by Tenant. Depositary, as used herein, shall be any first mortgagee of the Leased Premises, or the Landlord if there is no first mortgage of the Leased Premises or if such first mortgagee has refused to act as Depositary.

     8.3 Excess Receipts by Depositary. Any excess of money received from insurance remaining with the Depositary after the repair or rebuilding or improvements, if there is no default by Tenant then existing in the performance of the Tenant's covenants and agreements hereunder, shall be paid to Tenant.

     8.4 Failure To Rebuild By Tenant. If Tenant shall fail to commence the repair or rebuilding of the improvements within a period of ninety (90) days after damage or destruction

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by fire or otherwise, and prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after said damage or destruction occurs, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the hands of the Depositary shall be paid to and retained by Landlord as security for the continued performance and observance by Tenant of the Tenant's covenants and agreements hereunder, or Landlord may terminate this Lease and then be paid and retain the amount so held as liquidated damages resulting from the failure on the part of Tenant to comply with the provisions of this Article.

     8.5 Failure to Rebuild by Landlord. If Landlord shall fail to commence the repair or rebuilding of that portion of the Building affecting the Tenant's use of the Leased Premises within ninety (90) days after damage or destruction by fire or otherwise, and prosecute same with such dispatch as may be necessary to complete same within a reasonable period after such damage or destruction occurs, then the Tenant may terminate this Lease and all the obligations of the Tenant to pay and perform hereunder shall cease and become null and void as of the ninetieth (90th) day following such fire, damage or destruction.

                                      IX.

                                  CONDEMNATION

     9.0 Taking of Whole. If the whole of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority or if such a portion of the Leased Premises including, however, a portion of the improvements, shall be so taken that as a result thereof the balance cannot be used for the same purpose as expressed in Article III, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damage (hereinafter sometimes called the "Award"), shall be paid to and be the sole property of Landlord. The Tenant shall have the right to bring a separate cause of action against such condemning authority for compensation for diminution of the value of the leasehold estate and such Award, if any, shall be the sole and exclusive property of the Tenant. Tenant shall continue to pay rent until the Lease term is terminated and any deposits with the Landlord for either the Impositions or Exterior Maintenance Expenses shall be adjusted between the parties.

     9.1 Partial Takings. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can be used for the same purpose as expressed in Article III, this Lease shall not terminate and Tenant, at its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. Tenant shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements first complying with the procedure set forth in
Section 8.1. For such purposes, and provided Tenant is not then in default hereunder, the amount of the award relating to the improvements shall be deposited with the Depositary (as defined in Section 8.2 hereof) which shall disburse such award to apply on the cost of said repairing or restoration in accordance with

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the procedure set forth in Section 7.2.  If Tenant does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred eighty
(180) days, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the custody of the Depositary shall, at Landlord's election be paid to and retained by Landlord as liquidated damages resulting from failure of Tenant to comply with the provisions of this Section. Any portion of such award as may not have to be expended for such repairing or restoration shall be paid to Landlord. Rent shall be abated based upon that portion of the Leased Premises, which is subject to the condemnation of taking.

                                       X.

                                 TENANT'S WORK

     10.0 Tenant shall complete all improvements to be made to the Leased Premises that are described on the attached Exhibit "B-1", "B-2", & "C" which are attached hereto and made a part hereof (the "Tenant's Work") at Tenant's sole cost. Tenant shall comply with all rules and regulations, statutes, laws, ordinances, orders, codes and other acts having force of effect of law, and with all state, federal municipal or other agencies, authorities or bodies having jurisdiction over the Leased Premises or the Building.


                                       XI

                            MAINTENANCE AND REPAIRS

     11.0 Maintenance. Tenant shall keep and maintain the entire Leased Premises, and Landlord shall not be responsible for maintenance of, specifically including without limitation, the elevator, the heating, ventilating and air conditioning system installed by the Tenant as part of the Tenant's Work, in good repair and condition, in material compliance with all health and police regulations in force.

     11.1 Alterations. Except for the Tenant's Work, which has been approved by the Landlord, Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any material structural alterations or material structural additions to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Upon completion of any work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord reasonably may require (including, without limitation, sworn contractor's statements and supporting lien waivers) evidencing payment in full for such work.

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                                      XII.

                           ASSIGNMENT AND SUBLETTING

     12.0 Assignment and Subletting. Tenant may assign the Lease, or sublet the premises with the Landlord's consent, which will not be unreasonably withheld, and which consent may be denied if 1) the use by the intended assignee is not consistent with the nature of the Tenant's tenancy, 2) the character, moral stability, reputation and financial responsibility of the proposed assignee are not reasonably satisfactory to Landlord or not at least equal to those which were possessed by Tenant as of the date of execution of the Lease, or 3) there exists any default of Tenant under this Lease. Tenant shall provide nine (9) months' notice to Landlord of Tenant's intention to assign. No permitted assignment or subletting shall relieve Tenant of Tenant's covenants and agreements hereunder and Tenant shall continue to be liable as principal, and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

     Landlord has the right to terminate this Lease upon the Tenant's subletting or assigning the Lease. In this case, Tenant shall not continue to be liable under the terms of the Lease.

     12.1 Assignment and Subletting to Affiliates. Tenant may assign the Lease to an affiliate or subsidiary without Landlord's consent. For the purposes of this Paragraph 12.1, (i) the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant, or the merger, consolidation or reorganization of such Tenant, and (ii) the transfer of all or any general partnership interest in any partnership or joint venture interests, as the case may be, in a partnership or joint venture Tenant, shall be considered an assignment of this Lease which shall not require Landlord's consent.


                                      XIII.

                             LIENS AND ENCUMBRANCES


     13.0 Encumbering Title. Tenant shall not do any act which shall in any way encumbers the title of Landlord to the Leased Premises or the Building by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

     13.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics', laborers', or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest,

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in good faith and with reasonable diligence, the validity of any such lien or claimed lien; provided, further, that on final determination of the lien, Tenant shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released and any judgment satisfied.


                                      XIV

                                   UTILITIES


     14.0 Utilities. As part of the Tenant's Work, the Tenant shall install all utility meters for any utility services to be provided to the Leased Premises which meters shall be solely for the Leased Premises. Tenant shall purchase all utility services including, but not limited to, fuel, water, sewer, and electricity from the utility or municipality providing such services and shall pay for such services when such payments are due.

                                      XV

                              INDEMNITY AND WAIVER

     15.0 Indemnity. Tenant will protect, indemnify, and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses imposed upon or incurred by or asserted against Landlord by reason of any accident, injury to, or death of persons or loss of or damage to property occurring on or about the Leased Premises or resulting from any act or omission of Tenant, any invitee of Tenant, any occupant of the Leased Premises, or anyone claiming by, through, or under Tenant.

     15.1 Waiver of Certain Claims. Tenant waives all claims it may have against Landlord for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Leased Premises or any of its improvements, equipment, or appurtenances becoming out of repair, or resulting from any accident on or about its improvements, equipment, or appurtenances becoming out of repair or resulting from any accident on or about the Leased Premises or resulting directly or indirectly from any act or neglect of any person, other than Landlord except for the gross negligence or willful misconduct of the Landlord. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Leased Premises shall be there at the risk of Tenant or of such other person only and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.


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                                      XVI.

                          RIGHTS RESERVED TO LANDLORD

     16.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents (and its beneficiary or beneficiaries and their agents if Landlord is an Illinois land trust), reserves the following rights, to be exercised at Landlord's election:

     (a) To install and maintain signs on the exterior and interior of the Building (other than the interior of the Leased Premises);

     (b) Upon forty-eight (48) hours advance written notice to the Tenant, and during normal business hours, to show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises; and

     (c) To prescribed the location and style of the number and identification sign or lettering for the Leased Premises.

     (d) Landlord may enter the Leased Premises at reasonable times, with notice to Tenant:

            1) To install, maintain, operate, remove, and replace telecommunications equipment in the Leased Premises, consisting of vertical and horizontal cable racks on the ceiling, and vertical cable racks on the wall, and

            2) To install, maintain, operate, remove, and replace telecommunications equipment in the basement and in the remainder of the second floor space which is not part of the Leased Premises, and to gain access to the Building space which is not part of the Leased Premises, for any purposes deemed necessary by Landlord for the operation of Landlord's business.

            3) To install, maintain, operate, remove and replace equipment located on the roof of the building.

            4) To conduct construction in the Building space not leased to Tenant.

     (e) Landlord may enter the Leased Premises without notice to Tenant only in a case of emergency, including, but not limited to, fire, smoke indicating the presence of fire, water leaking and flooding, or any failure of the facilities which requires Landlord's access through the Leased Premises under any circumstances.

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Notwithstanding anything contained herein to the contrary, the Landlord acknowledges that the operations of the Tenant require that the Leased Premises remain secure.

                                     XVII.

                                 QUIET ENJOYMENT

     17.0 Quiet Enjoyment. So long as no event of default shall have occurred and be continuing under this Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through, or under Landlord.

                                     XVIII.

                          SUBORDINATION OR SUPERIORITY

     18.0 Subordination or Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any first mortgage or trust deed creating a first mortgage that may be placed upon the Leased Premises by Landlord and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject or subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default (which agreement may, at such mortgagee's option, require attornment by Tenant). Any such mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and, upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed.
Tenant shall execute and deliver whatever instruments may be required for such purposes and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute, and irrevocably appoint Landlord as its attorney in fact and in its name, place, and stead so to do.

                                      XIX.


                                   SURRENDER

     19.0 Surrender. Upon the termination of this Lease whether by forfeiture, lapse of time, or otherwise, or upon the termination of Tenant's right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling, and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Tenant; articles of personal property incident to Tenant's business are hereinafter referred to as "Trade Fixtures"). All additions, hardware, non-Trade Fixtures and improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord's property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal in writing at or before the time of such termination of this Lease. If Landlord so requests removal of said additions, hardware, non-Trade Fixtures, and all improvements and Tenant does not make such removal at said termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, delivery, and warehousing to Landlord on demand provided, however, in no event shall the Tenant be responsible for the costs attributable to the removal of the Tenant's Work.

     19.1 Removal of Tenant's Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant's Trade Fixtures provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removals. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises prior to the end of the term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery, and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

     19.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at the same monthly rate of rent and other charges payable hereunder for the Lease term or, at the election of Landlord expressed in a written notice to Tenant, and not otherwise, such holding over shall constitute a renewal of this Lease for one (1) year at the same rental and upon all of the other covenants and agreements contained in this Lease. If Tenant continues to hold over after a written demand by Landlord for possession at the expiration of the Lease or after termination by either party of a month-to-month tenancy created pursuant to this Section, or after termination of the Lease or of Tenant's right to possession pursuant to Section 19.0 hereof, Tenant shall pay monthly rental at a rate equal to double the rate of rent payable hereunder immediately prior to the expiration or other termination of this Lease or Tenant's right to possession. Nothing contained in this
Section 19.2 shall be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

                                      XX.

                                    REMEDIES

     20.0 Defaults. Tenant further agrees that any one or more of the following events shall be considered events of default, as such term is used herein, that is to say, if:

     (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy law as now or hereafter amended, or under the laws of any State, shall be entered and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

     (b) Tenant shall file or admit the jurisdiction of the court, and the material allegations contained in, any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, or readjustment of indebtedness; or

     (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

     (d) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

     (e) Tenant shall default in any monthly payments of rent or in any other payment required to be made by Tenant hereunder when due as herein provided and such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

     (f) Tenant shall fail to contest the validity of any lien or claimed lien or, having commenced to contest the same, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

     (g) Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed, and performed by Tenant and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

Upon the occurrence of any one or more of such events of default, Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of this Lease or of Tenant's right to possession, Landlord may re-enter the Leased Premises with or without process of law using such force as may be necessary and remove all persons, fixtures, and chattels therefrom and Landlord shall not be liable for any damages resulting therefrom. Upon termination of the Lease, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises immediately and deliver possession thereof to the Landlord and Tenant hereby grants to Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with process of law and to repossess the Leased Premises as Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer and without incurring any liability for any damage resulting therefrom and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law. Upon termination of this Lease, Landlord shall be entitled to recover as damages all rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the premises, preparation for reletting, and for reletting itself), and (2) the cost of performing any other covenants to be performed by Tenant. If Landlord elects to terminate Tenant's right to possession only, without terminating this Lease, Landlord may, at Landlord's option, enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord shall use its best efforts to relet all or any part of the Leased Premises for such rent and upon terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations, or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, after having undertaken its best efforts to do so, Tenant shall pay to Landlord on demand damages equal to the amount of the rent and other sums provided herein to be paid by Tenant for the remainder of the Lease term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting, after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the rent herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. If Tenant shall default under subsection (1) hereof, and if such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the cause of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess the Leased Premises without terminating this Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the term ended or to repossess, without terminating this Lease, and to enforce all of its rights and remedies hereunder for any other default not so cured.

     20.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

     20.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver or any breach of any of the covenants of this Lease shall be construed, taken, or held to be a waiver of any other breach or waiver, acquiescence in, or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord.


                                      XI.

                                 TENANT'S RIGHTS

     21.0 Right First Offer For Additional Space. Tenant shall have a right of first offer on any space coming available in the Building based upon prevailing market rental rates for comparable real estate in the Winnetka, Illinois area outside of the overlay district.

     21.1 Signage. The Tenant shall have the right to maintain such exterior and interior signs as are acceptable to the Landlord and the appropriate zoning authority. Tenant shall be responsible for the maintenance of signs, and Tenant shall pay for electricity needed to operate signs.

     21.2 Parking. The Landlord agrees to provide to the Tenant three (3) designated parking spaces for the sole and exclusive use of the Tenant and its customers. Landlord shall choose the three spaces and install signage, at Tenant's expense, to designate spaces.

     21.3 Competition. Landlord agrees that during the term of this Lease, or any renewal thereof, it will not lease all or any portion of the Building to any "financial institution". The term "financial institution" shall mean any business which is either accepting deposits, making loans, or processing loans.

     21.4 Binding on Mortgagees. The provisions of this Section shall be binding upon any mortgagee of the Premises who acquires title to the Leased Premises by foreclosure or deed in lieu of foreclosure.

                                     XXII.

                              CONDITIONS PRECEDENT

     22.1 Definition. The obligations of Tenant to pay and perform under this Lease are expressly contingent upon the following (collectively the following are referred to herein as the "Conditions Precedent");

    (a) The receipt by the Tenant of all necessary approvals from the Village of Winnetka for the operation of the Leased Premises as a general banking facility, including without limitation, the necessary approval for the Tenant's Work and any proposed signage requested by the Tenant as part of the Tenant's Work, and any building permit which may be required to complete the Tenant's Work.

    (b) The receipt by the Tenant of the Landlord of its consent to the Tenant's Work, including without limitation, the location and description of any signage requested by the Tenant.

    (c) The receipt by the Tenant of all necessary approvals from any state or federal authority deemed reasonably necessary by the Tenant for the operation of a general banking facility in the Leased Premises, namely, approvals from the Federal Deposit Insurance Corporation, the Illinois Commissioner of Banks and Trusts, and the Federal Reserve Bank.

     22.2 Termination Date. Upon completion of the Conditions Precedent, the Tenant shall notify the Landlord in writing that the Conditions Precedent have been satisfied or waived. The Tenant shall have until October 1, 1995 (the "Termination Date") in which to complete the Conditions Precedent. If the Tenant fails to notify the Landlord in writing prior to the Termination Date that the Conditions Precedent have either been waived or satisfied, they sha11 be deemed not satisfied and the Tenant's obligations to pay or perform under this Lease shall be null and void. However, if the Tenant notifies the Landlord in writing prior to the Termination Date that the Conditions Precedent have been satisfied, then this Lease shall be deemed in full force and effect and the Commencement Date of the Lease shall start as of the first day of the next month following the Landlord's receipt of written notice from the Tenant that the Conditions Precedent have been satisfied or waived, provided, however, the Tenant shall have immediate access to the Leased Premises for the Commencement of the Tenant's Work.

                                     XXIII.

                                 MISCELLANEOUS

     23.0 Estoppel Certificates. Tenant shall, at any time and from time to time upon not less than ten (10) days prior written request from Landlord, execute, acknowledge, and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord's mortgagee, a written statement certifying, if true, that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by Landlord or Landlord's mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises and their respective successors and assigns.

     23.1 Landlord's Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment.

     23.2 Amendments Must Be In Writing. None of the covenants, terms, or conditions of this Lease, to be kept and performed by either party shall in any manner be altered, waived, modified, changed, or abandoned except by a written instrument, duly signed, acknowledged, and delivered by the other party. This Lease encompasses the entire terms and conditions of the agreement between the parties.

     23.3 Notices. All notices to or demands upon Landlord or Tenant, desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given personally delivered or if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord as follows:

                        Ameritech Illinois
                        Director of Real Estate Services
                        425 W. Randolph Street
                        9th Floor
                        Chicago, Illinois 60606
and copies to:
                        Equis Corporation
                        P.O. Box 641338
                        Chicago, Illinois 60664

or at such address as Landlord may theretofore have furnished by writtcn notice to Tenant, and any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if personally delivered or if mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant as follows:

                        North Shore Community Bank & Trust Company
                        1145 Wilmette Avenue
                        Wilmette, Illinois 60091

and copies to:
                        John F. Purtill
                        KECK, MAHIN & CATE
                        1515 E. Woodfield Road
                        Suite 250
                        Schaumburg,  IL 60173

or at such other address as Tenant may theretofore have furnished by written notice to Landlord with a copy to any first mortgagee of the Leased Premises as to the identity and address of which Landlord shall have received written notice. The effective date of such notice, if mailed in the manner aforesaid, shall be one (1) day after delivery of the same to the United States Postal Service.

      23.4 Short Form Lease. This Lease shall not be recorded but the parties agree, at the request of either of them, to execute a Short Form Lease for recording containing the name of the parties, the legal description, and the term of this Lease.

     23.5 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

     23.6 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

     23.7 Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     23.8 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     23.9 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

     23.10 Covenants Binding on Successors. All of the covenants, agreements, conditions, and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto the same as if they were in every case specifically named and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include, and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

     23.11 Landlord Means Owner. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

     23.12 Environmental Matters. The Landlord represents and warrants that the Leased Premises and the Building are not in violation of any environmental laws, rules or regulations. The Landlord agrees to indemnify and hold harmless the Tenant from and against any and all liability attributable to any such breach of any environmental law, rule or regulation. During the term of the Lease, or any renewal thereof, Tenant covenants and represents that it will operate the Leased Premises in substantial compliance vith all such rules, regulations and ordinances involving environmental matters, and that the Tenant agrees to indemnify and hold harmless Landlord from and against any and all liability attributable to any such breach of environmental law, rule or regulation.

     23.13 Real Estate Broker. Landlord and Tenant mutually represent to each other that they have not negotiated with any broker in connection with this Lease other than Equis Corporation. Landlord and Tenant agree to indemnify each other and hold each other harmless from all losses, damages and liabilities, claims, liens, costs and expenses including without limitation reasonable attorney's fees, arising from any claims or demands of any other broker or brokers or finders for any commissions due or alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with this Lease or with whom Tenant hereafter deals or whom Tenant hereafter employs.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                               ILLINOIS BELL TELEPHONE COMPANY,
                               an Illinois corporation,
                               d/b/a AMERITECH ILLINOIS


                               By:
                                  -------------------------------------
                               Its:  Gen. Mgr-Real Estate
                                  -------------------------------------

                               NORTH SHORE COMMUNITY BANK & TRUST COMPANY, an Illinois state banking association


                               BY:       Adams
                                  -------------------------------------
                               Its:  Vice Chairman
                                  -------------------------------------

                        794 OAK STREET; WINNETKA; ILL
                               SCALE: 1"=30'-0"
                            ASSESSOR'S DESCRIPTION

        THE NORTH 180 FEET OF THE EAST 218 FEET (MEASURED FROM THE CENTER OF OAK & LINDEN STS.) OF BLOCK 35, WINNETKA; BEING A SUBDIVISION OF THE NORTHEAST QUARTER OF SECTION 20, AND THE WEST HALF OF FRACTIONAL SECTION 21 IN TOWNSHIP 42 NORTH, RANGE 13 EAST OF THE 3RD PRINCIPAL MERIDIAN; AND OTHERWISE DESCRIBED AS THE NORTH 147 FEET OF THE EAST, 185 OF SAID BLOCK 33 INCLUSIVE OF THAT PART OF SAID BLOCK FALLING IN OAK & LINDEN STS, IN COOK COUNTY, ILLINOIS.

        PURCHASED IN 1930 UNDER ESTIMATE S-50800

Title:  Diagram [Map A]

Title:  Diagram [Floor Plan B]

Title:  Diagram [Floor Plan C]

                                  EXHIBIT C


                       TENANT CONSTRUCTION REQUIREMENTS

1. COST OF MOVING "MAINTENANCE CENTER". Tenant shall pay the cost, not to exceed $20,000.00, of moving Landlord's "Maintenance Center" which is currently located on the first floor, approximately where the teller stations are planned. Landlord shall choose the contractor to perform the work. Tenant's rent shall be abated for the same amount Tenant is required to pay, not to exceed $20,000.00.

2. CABLE RACKS. The construction of the ceiling on the first floor shall allow Landlord access to the vertical cable racks and horizontal cable racks. The construction of the wall on the first floor shall enclose the vertical cable racks to allow Landlord access to the vertical cable racks from the non-Leased Premises space southerly of the Leased Premises. The clearance from the cable rack wall to the new wall shall be at least two and one-half feet (2 1/2 feet).

3. FIRST FLOOR SECONDARY EXIT. Tenant shall construct a secondary exit from the first floor, if required by any laws, regulations or codes. Said exit must not interfere with the operations of the Landlord's business, and must be constructed in a manner which isolates Landlord's premises from Tenant's personnel.

4. DUCTWORK AND ELECTRICAL. During construction of the elevator lift, the existing ductwork and electrical in the ceiling, and two Pyrotronics fire alarm annunciator panels, two fire hose cabinets and their riser, shall be re-routed by Tenant.

5. HIGH SENSITIVITY SMOKE DETECTION (HSSD). Landlord will relocate the "HSSD" devices necessary for Landlord's operation.

6. SPRINKLER SUPPRESSION SYSTEM. Landlord may enter the Leased Premises, during or before Tenant's initial construction, to install a sprinkler system and heat detector sensors.

7. ELECTRIC DISTRIBUTION PANELS. Landlord has the right to relocate the electric distribution panels currently located on the first and second floors.

8. TENANT'S INITIAL CONSTRUCTION, ADDITIONS, ALTERATIONS, EQUIPMENT AND FIXTURES. Lessee shall be responsible and pay for all space planning, engineering and construction drawing as well as all interior construction costs related to and associated with Lessee's use of the leased Premises, including, but not limited to, connections, modifications and/or additions to the building systems required to provide building services. Lessee shall have the right, at Lessee's expense, to make such decorations and minor alterations and changes upon the Leased premises as may be required in the conduct of its business; provided, however, any such changes shall be with the Lessor's written consent only. Lessee shall deliver to Lessor copies of construction drawings for approval, prior to commencing any work. Any and all construction by Lessee shall be conducted by contractors approved by Lessor, shall be coordinated through Lessor, and shall be subject to the conditions and restrictions imposed by Lessor.

Lessor shall have the right to supervise and inspect the construction. No construction shall commence until authorized by Lessor after walk-thru of the site by the contractor, architect/engineer and Lessor's representative. No electrical or mechanical systems shall be connected to existing Building Systems without the approval of Lessor and the presence of the Lessor's representative at the site during interconnection. Lessor shall pay the cost of Lessor's coordination and supervision of Lessee's construction, but Lessee shall reimburse Lessor for any architectural or engineering design services needed by Lessor as a result of Lessee's construction. At termination of this Lease, Lessee may, and if Lessor so directs, Lessee shall, remove its fixtures and equipment, and shall repair at Lessee's expense any damage to the Leased Premises caused by such installation and/or removal, normal wear and tear excepted. Any such improvement not removed by Lessee at Lessor's direction shall become the sole and exclusive property of the Lessor at the termination of this Lease. Any work performed by Lessee shall meet local, state, and/or national codes and any requirements of Lessor arising out of its telecommunications systems standards of construction and operation. Lessee shall not permit the commission of waste upon or against the Leased Premises, the Property, or the Building. Lessee shall not allow nor permit the accumulation of any garbage, rubbish or refuse on the Leased Premises.

9. AFFIDAVIT AND LIEN WAIVERS. Tenant shall provide to Landlord a General Contractor's Affidavit and the lien waivers from subcontractors.

10. LANDLORD'S ACCESS. Tenant's construction shall not prevent Landlord from gaining access to the Building Premises not included in the Leased Premises.